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                                                                    Exhibit 23.1



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated November 22, 1995, except with respect to a certain matter as to which the date is December 14, 1995, included in Hologic, Inc.'s Form 10-K for the fiscal year ended September 30, 1995, and to all references to our Firm included in this registration statement.



                                        Arthur Anderson LLP



Boston, Massachusetts
September 9, 1996